UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information set forth in Item 5.02(c) of this report is incorporated herein by reference.

(c) On May 7, 2015, our board of directors appointed Miles W. McHugh to replace Paul W. Hoelscher as our principal accounting officer. Mr. Hoelscher is continuing to serve as our principal financial officer.

Mr. McHugh, 50, joined us in December 2014 as senior vice president and chief accounting officer. Prior to joining us, Mr. McHugh served as senior vice president and chief accounting officer of Accretive Health, Inc., a healthcare company, from September 2012 to May 2014. From February 2012 to August 2012, Mr. McHugh served as chief financial officer of Exopack Holding Corp., a packaging solutions company. From October 2007 to May 2011, Mr. McHugh served as executive vice president and chief financial officer of R.R. Donnelley & Sons Company, a print and related services company. From 2003 to October 2007, Mr. McHugh held several positions of increasing responsibility at R.R. Donnelley, including assistant controller and senior vice president and corporate controller. Mr. McHugh received his B.S. in accounting from the University of Illinois, Urbana-Champaign and an MBA in finance and international business from the University of Chicago Booth School of Business.

Mr. McHugh has no family relationship with any of our officers or directors and has not been party to any transactions with us during the past fiscal year to the present that would require reporting pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. McHugh and any third party pursuant to which he was selected as senior vice president and chief accounting officer or principal accounting officer. Mr. McHugh has entered into our standard forms of indemnification agreements.

(e) On May 6, 2015, our shareholders approved an amendment and restatement of our 2014 Equity Incentive Plan (the “2014 EIP”), to, among other things, increase the aggregate number of ordinary shares authorized for issuance under the 2014 EIP by 14,000,000 shares.

A complete copy of the amended and restated 2014 EIP is filed herewith as Exhibit 99.1. The above summary of the amended and restated 2014 EIP does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of shareholders at our 2015 Annual General Meeting of Shareholders held on May 6, 2015.

Proposal 1 — Election of Directors.

The following directors were elected to serve for three-year terms until the 2018 Annual General Meeting of Shareholders and until their respective successors are duly elected and qualified.

Director Elected	For	Against	Abstain	Broker Non-Votes
William F. Daniel	98,864,972	879,058	32,828	13,279,453
H. Thomas Watkins	98,695,765	1,048,213	32,880	13,279,453

Proposal 2 — Approval of the Amendment and Restatement of our 2014 EIP.

For	Against	Abstain	Broker Non-Votes
70,945,427	28,774,231	57,200	13,279,453

Proposal 3 — Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2015 and the Authorization of the Audit Committee of our Board of Directors to Determine the Auditors’ Remuneration.

For	Against	Abstain	Broker Non-Votes
112,888,180	32,237	135,894	0

Proposal 4 — Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
90,666,153	8,991,227	119,478	13,279,453

Item 8.01	Other Events.

On May 6, 2015, Hyperion Therapeutics, Inc., a Delaware corporation, filed a Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “Hyperion Form 10-Q”). The Hyperion Form 10-Q is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Horizon Pharma Public Limited Company Amended and Restated 2014 Equity Incentive Plan and Form of Option Agreement, Form of Stock Option Grant Notice, Form of Restricted Stock Unit Agreement and Form of Restricted Stock Unit Grant Notice thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Horizon Pharma Public Limited Company Amended and Restated 2014 Equity Incentive Plan and Form of Option Agreement, Form of Stock Option Grant Notice, Form of Restricted Stock Unit Agreement and Form of Restricted Stock Unit Grant Notice thereunder.